CleanSpark Bitcoin Mining Division Secures Additional Miners to Further Increase Hash Rate

SALT LAKE CITY, UT, March 9, 2021 – CleanSpark, Inc. (Nasdaq: CLSK) (the “Company” or “CleanSpark”), a diversified technology company today announced an additional purchase of 1,150 new miners capable of producing 100 PH/s, scheduled for delivery in June 2021.

The Company has now secured a total of 3,650 miners or 318 PH/s of additional Bitcoin mining hash rate capacity over the past two weeks for delivery and deployment in June and July 2021. Those orders, along with the Company’s current mining fleet, are expected to bring the Company’s total hash rate up to an estimated 633 PH/s. The order and delivery dates for miners are on schedule with the Company’s previously stated goals for expansion, targeted to reach 1-1.3 PH/s this summer.

Zach Bradford, CleanSpark’s Chief Executive Officer stated, “We are excited about our growing production capacity as we push towards our goal of reaching 1.3 EH/s by the end of summer 2021. We are also eager to add renewable energy resources to our existing mining facilities later this year. In addition to increasing on the hash rate at our Atlanta facilities we are analyzing opportunities to further expand to additional locations that would be supported by clean energy.”

CleanSpark’s goal is to operate the lowest-energy-cost Bitcoin mining facilities at scale in the nation. The Company will work to accomplish this not only by securing advantageous power purchase agreements, but also by leveraging its patented microgrid energy solutions.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software, controls and technology solutions to solve modern energy challenges. CleanSpark has a suite of software solutions that provides end-to-end microgrid energy modeling, energy market communications, and energy management solutions. CleanSpark’s offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.

The Company and its subsidiaries also own and operate a fleet of Bitcoin miners at its facilities outside of Atlanta, Georgia, currently capable of producing an estimated 315 PH/s in hash rate capacity.

For more information about the Company, please visit the Company’s website at https://ir.cleanspark.com.

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans and expectations for expansion of its bitcoin mining operations (including as to increases in hash rates and utilization of low-cost energy sources) and other statement regarding the expectations, beliefs, plans, intentions and strategies of the Company.

The Company has tried to identify these forward-looking statements by using words such as “expect,” “target,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: delays in equipment delivery, the value of Bitcoin, the successful deployment of energy solutions for bitcoin applications, the fitness of the Company’s energy hardware, software and other solutions for this particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for the Company’s software products and related services, the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contact - Investor Relations:

CleanSpark, Inc.

Investor Relations

(801)-244-4405